Exhibit 32.1
The Andersons, Inc.
Certifications Pursuant To 18 U.S.C. Section 1350
     In connection with the Quarterly Report of The Andersons, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 W.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.
August 9, 2005

/s/ Michael J. Anderson

Michael J. Anderson
President and Chief Executive Officer

/s/ Richard R. George

Richard R. George
Vice President, Controller and CIO

/s/ Gary L. Smith

Gary L. Smith
Vice President, Finance and Treasurer

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